THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

TAG OIL LTD.

SUBSCRIPTION AGREEMENT FOR COMMON SHARES
(Canadian and Non-US Persons)

TO:	TAG OIL LTD.

AND TO:	CANACCORD CAPITAL CORPORATION (the “Underwriter”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from TAG Oil Ltd. (the “Corporation”) that number of common shares of the Corporation (the “Common Shares”) set out on page 2 at a price of $1.30 per Common Share (the “Subscription Price”) for the aggregate subscription price (the “Aggregate Subscription Price”) set out on page 2. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation, the Underwriter and their respective counsel may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

Please make sure that your subscription includes:

1.	one (1) signed copy of this Subscription Agreement with the information on pages 2, 3 and 4 completed;

2.

a certified cheque or bank draft in an amount equal to the Aggregate Subscription Price, payable in Canadian funds to “Canaccord Capital Corporation” unless other acceptable payment arrangements have been made;

3.	a properly completed and duly executed copy of the appropriate investor qualification form:

(a) if resident in Ontario, the Accredited Investor Certificate (Ontario) in the form attached to this Subscription Agreement as Schedule “B”;

(b)

if resident in British Columbia, Alberta, Saskatchewan, Manitoba, Québec, Nova Scotia, Prince Edward Island or Newfoundland and Labrador and are purchasing as an “accredited investor”, the Accredited Investor Certificate in the form attached to this Subscription Agreement as Schedule “C”; and

(c) if not purchasing as an “accredited investor”, the Certificate of an Eligible Purchaser in the form attached to this Subscription Agreement as Schedule “D”; and

4.	if applicable, TSXV Form 4C Corporate Placee Registration Form in the form attached to this Subscription Agreement as Schedule “E”.

Please deliver your subscription to: Suite 1210, 320 Bay Street, Toronto, ON M5H 4A6, Attention: Naglaa Pacheco, Fax: (416) 869-7706

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

(Name of Subscriber)

By:
Authorized Signature

(Official Capacity or Title – if the Subscriber is not an
individual)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address, including Province)

(Telephone Number)	(Email Address)

Account Registration Information:

(Name)

(Account Reference, if applicable)

(Address, including Postal Code)

Number of Common Shares:	x $1.30

=
Aggregate Subscription Price:

If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:

(Name of Principal)

(Principal’s Address)

(Telephone Number)	(Email Address)

Delivery Instructions as set forth below:
☐ Same as Subscriber’s address, or

(Name)

(Account Reference, if applicable)

(Address)

(Contact Name)	(Telephone Number)

OTHER INFORMATION TO BE COMPLETED BY EACH SUBSCRIBER

A.	Corporate Placee or Investment Portfolio Manager Registration Form (Schedule E) The Subscriber, if not an individual (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

has previously filed with the TSX Venture Exchange (the “TSXV”) a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSXV up to the date of this Agreement; or

hereby delivers to the Issuer a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto for filing with the TSXV; and

B.	Present Ownership of Securities of the Corporation
The Subscriber either [CHECK APPROPRIATE ITEM]:

does not own, directly or indirectly, or exercises control or direction over, any common shares in the capital of the Corporation or securities convertible into common shares in the capital of the Corporation (excluding the Common Shares subscribed for herein); or

owns directly or indirectly, or exercises control or direction over, ____________________ common shares in the capital of the Corporation and options, warrants and convertible securities entitling the Subscriber to acquire an additional ____________________ common shares in the capital of the Corporation (excluding the Common Shares subscribed for herein).

C.	Insider Status
The Subscriber either [CHECK IF APPROPRIATE]:

is NOT an “Insider” of the Corporation as defined in the (Securities Act) British Columbia;

is an “Insider” of the Issuer as defined in the Securities Act (British Columbia), namely: “Insider”
means:

(a)	a director or senior officer of the issuer;
(b)	a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
(c)	a person that has
(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or
(iii) a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or
(d)	the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D. Member of “Pro Group”
The Subscriber either [CHECK IF APPROPRIATE]:

is NOT a Member of the “Pro Group” as defined in the Rules of the TSXV; or

is a Member of the “Pro Group” as defined in the Rules of the TSXV, namely: “Pro Group” means:

1. Subject to subparagraphs (2), (3) and (4), “Pro Group” shall include, either individually or as a group:

(a) the member (i.e. a member of the TSXV under its requirements);
(b) employees of the member;
(c) partners, officers and directors of the member;
(d) affiliates of the member; and
(e) associates of any parties referred to in subparagraphs (a) through (d).

2. The TSXV may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is not acting at arm’s length of the member;

3. The TSXV may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is acting at arm’s length to the member;

4. The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a) the person is an affiliate or associate of the member acting at arm’s length to the member;
(b) the associate or affiliate has a separate corporate and reporting structure;
(c) there are sufficient controls on information flowing between the member and the associate or affiliate; and
(d) the member maintains a list of such excluded persons.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
COMMON SHARES

PART 1 - INTERPRETATION

1.1 Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Aggregate Subscription Price” has the meaning ascribed to such term on the front page of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto or Vancouver are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Share” means a common share in the capital of the Corporation as constituted as at the Closing Date.

“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in subsection 1(1) of the Securities Act (British Columbia).

“Corporation” means TAG Oil Ltd. and includes any successor corporation to or of the Corporation.

“Offering” means the offering of Common Shares pursuant to this Subscription Agreement and the Underwriting Agreement.

“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements issued by the securities regulators in each of the provinces of Canada, and the rules of the TSXV.

“Subscriber” means the subscriber for Common Shares as set out on page 2 of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Part or Section; and the expression “Part” or “Section” followed by a number means and refers to the specified Part or Section of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Common Shares, a copy of which is attached hereto as Schedule “A”.

“TSXV” means the TSX Venture Exchange.

“Underwriting Agreement” means the underwriting agreement to be dated on or about September 22, 2005 entered into between the Underwriter and the Corporation in respect of the Offering.

“Underwriter” means Canaccord Capital Corporation.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” means “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2 Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender.

1.3 Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.4 Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Parts, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Part, Section, Subsection, paragraph, clause or Schedule are to the applicable part, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

PART 2 - SCHEDULES

2.1 Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”	Term Sheet
Schedule “B”	Certificate of an Accredited Investor (Ontario)
Schedule “C”	Certificate of Accredited Investor (Alberta, British Columbia,

Saskatchewan, Manitoba, Québec, Nova Scotia, Prince Edward Island and Newfoundland and Labrador)
Schedule “D”	Certificate of an Eligible Purchaser
Schedule “E”	Form 4C Corporate Placee Registration Form
Schedule “F”	Acknowledgement – Personal Information

PART 3 - SUBSCRIPTION FOR COMMON SHARES

3.1 Subscription for the Common Shares

The Subscriber hereby confirms its irrevocable subscription for the number of Common Shares set out on page 2 hereof from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Aggregate Subscription Price which is payable as described in Part 4.

3.2 Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Common Shares, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Underwriter representing the Aggregate Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Aggregate Subscription Price for that portion of the subscription for the Common Shares which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

PART 4 - CLOSING

4.1 Closing

Delivery and sale of the Common Shares and payment of the Aggregate Subscription Price will be completed (the “Closing”) at the offices of the Corporation’s counsel, Lang Michener LLP, 1500 Royal Centre, P.O. Box 11117, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7 at 2:00 p.m. (Vancouver time) (the “Closing Time”) on September 22, 2005 or such other place or date or time as the Corporation and the Underwriter may agree (the “Closing Date”). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Underwriting Agreement have been complied with to the satisfaction of the Underwriter, or waived by it, the Underwriter shall deliver to the Corporation all completed Subscription Agreements and payment of the Aggregate Subscription Price for all of the Common Shares sold pursuant to the Underwriting Agreement against delivery by the Corporation of certificates representing the Common Shares and such other documentation as may be required pursuant to this Subscription Agreement and the Underwriting Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Common Shares) and the Underwriting Agreement have not been complied with to the satisfaction of the Underwriter, or waived by it, the Underwriter, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2 Authorization of the Underwriter

The Subscriber irrevocably authorizes the Underwriter in its sole and absolute discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Underwriter, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a) to receive certificates representing the Common Shares, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Common Shares and to exercise any rights of termination contained in the Underwriting Agreement;

(b) to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber’s benefit contained in this Subscription Agreement, the Underwriting Agreement or any ancillary or related document;

(c) to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Underwriter in its sole discretion may determine; and

(d) without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Underwriting Agreement.

PART 5 - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1 Representations and Warranties of the Corporation

By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations and warranties made by the Corporation to the Underwriter as set forth in the Underwriting Agreement. Such representations and warranties shall form an integral part of this Subscription Agreement and shall survive the closing of the purchase and sale of the Common Shares and shall continue in full force and effect for the benefit of the Subscriber in accordance with the Underwriting Agreement.

PART 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1 Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation and the Underwriter (and acknowledges that the Corporation, the Underwriter and their respective counsel are relying thereon) as follows:

(a) The Subscriber and each beneficial person for whom it is acting is a resident in the jurisdiction set out on the page following the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Common Shares.

(b) The Subscriber has properly completed, executed and delivered to the Corporation within applicable time periods the applicable certificate(s) (dated as of the date hereof) set forth in Schedules “B” through “D” and the information contained therein is true and correct.

(c) The Subscriber is aware that the Common Shares have not been and will not be registered under the U.S. Securities Act, or the securities legislation of any state and agrees that the Common Shares may not be offered or sold, directly or indirectly, in the United States or to or for the account or benefit of any U.S. Person without registration under the U.S. Securities Act or compliance with the requirements of an exemption from registration and it acknowledges that the Corporation has no obligation to file and no present intention of filing a registration statement under the U.S. Securities Act in respect of the Common Shares.

(d) The Subscriber or any person for whom it is acting is neither a U.S. Person nor subscribing for the Common Shares for the account or benefit of a U.S. Person or for resale in the United States and the Subscriber confirms that the Common Shares have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States.

(e) The Subscriber and any person for whom it is acting understands and acknowledges that the Common Shares will be subject to certain resale restrictions under the U.S. Securities Act, and without limiting the generality of the foregoing, the Subscriber and any person for whom it is acting acknowledges and agrees that none of the Common Shares may be offered, sold or otherwise transferred in the United States or to or for the account or benefit of a U.S. Person until 41 days after the Closing Date and thereafter only in accordance with the requirements of the U.S. Securities Act.

(f) The Common Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Common Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered.

(g) If the Subscriber (or any beneficial purchaser for whom it is acting) is resident of an international jurisdiction (meaning herein a country other than Canada or the United States) then:

(i) the Subscriber is knowledgeable of securities legislation having application or jurisdiction over the Subscriber and the Offering (other than the laws of Canada and the United States) which would apply to this subscription;

(ii) the Subscriber is purchasing the Common Shares pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that international jurisdiction, and the Corporation does not have any filing obligations in the international jurisdiction;

(iii) no laws in the international jurisdiction require or will require the Corporation to make any filings, comply with any disclosure, prospectus or reporting requirements or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

(iv) the Subscriber will deliver to the Corporation such further evidence of the Subscriber’s qualifications thereunder as the Corporation may require;

(v) the Common Shares are being acquired for investment only and not with a view to resale and distribution within the international jurisdiction; and

(vi) the Subscriber will not sell or otherwise dispose of the Common Shares except in accordance with applicable Canadian securities laws.

(h) The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Common Shares and the completion of the transactions described herein by the Subscriber will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(i) The Subscriber is subscribing for the Common Shares as principal for its own account and not for the benefit of any other person (within the meaning of Securities Laws), for investment only and not with a view to resale or distribution of all or any of the Common Shares or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser for the Common Shares for whom it is acting.

(j) In the case of a subscription for the Common Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial person, each of whom is subscribing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of the Common Shares and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding obligation of, such principal.

(k) In the case of a subscription for the Common Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(l) If the Subscriber, or (if applicable) any beneficial purchaser for whom the Subscriber is contracting hereunder, is:

(i) a corporation, the Subscriber has been duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Shares as contemplated herein and to observe and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof;

(ii) a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary power and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Shares as contemplated herein and to observe and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof; or

(iii) an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement, to subscribe for the Common Shares as contemplated herein and to observe and perform his or her covenants and obligations hereunder.

(m) Other than the Underwriter, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Common Shares, the Subscriber covenants to indemnify and hold harmless the Corporation and the Underwriter with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(n) The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person.

(o) If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(p) The Subscriber, and each beneficial person for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to trading in the Common Shares and with respect to the resale restrictions imposed by the Securities Laws of the province in which the Subscriber resides and the Subscriber is solely responsible (and neither the Corporation nor the Underwriter are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(q) The Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber’s decision to subscribe for the Common Shares was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to fact made by or on behalf of the Corporation or the Underwriter. The Subscriber’s decision to subscribe for the Common Shares was based solely upon this Subscription Agreement and the Term Sheet and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Underwriter).

(r) The Subscriber is not purchasing Common Shares with knowledge of material information concerning the Corporation which has not been generally disclosed.

(s) No person has made any written or oral representations:

(i) that any person will resell or repurchase the Common Shares;

(ii) that any person will refund the Aggregate Subscription Price; or

(iii) as to the future price or value of the Common Shares.

(t) The subscription for the Common Shares has not been made through or as a result of, and the distribution of the Common Shares is not being accompanied by any advertisement, including without limitation in printed public media of general and regular paid circulation, radio, television or telecommunications or other form of advertisement, including electronic display, or as part of a general solicitation.

(u) There are risks associated with the purchase of and investment in the Common Shares and the Subscriber, and each beneficial person for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Common Shares, fully understands the restrictions on resale of the Common Shares and is able to bear the economic risk of an investment in the Common Shares.

(v) The Subscriber is able to bear the economic risk of loss of its investment in the Common Shares.

(w) Neither the Subscriber nor any party on whose behalf it is acting is an investment club.

(x) Except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person for the purposes of acquiring securities of the Corporation.

6.2 Acknowledgments of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a) The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b) No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of, or investing in, the Common Shares and there is no government or other insurance covering the Common Shares.

(c) There are restrictions on the Subscriber’s ability to resell the Common Shares and compliance with all such restrictions is the responsibility of the Subscriber.

(d) The Common Shares shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Common Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and neither the Corporation nor the Underwriter is in any way responsible) for such compliance.

(e) The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and to sell securities through a person registered to sell securities under Securities Laws (if applicable) and, as a consequence of acquiring the Common Shares pursuant to such exemption(s), certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber, the Subscriber may not receive information that would otherwise be required to be provided to it under Securities Laws and the Corporation is relieved from certain obligations that would otherwise apply under Securities Laws;

(f) The certificates representing the Common Shares will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert date that is four (4) months and one (1) day after the Closing Date].

Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert that date which is four months and a day from the Closing Date.]”

(g) The Underwriter and/or its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(h) The Subscriber, and each beneficial person for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation and the Underwriter with filing all documentation required by the applicable Securities Laws to permit the subscription for the Common Shares and the issuance of the Common Shares.

(i) The Corporation is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for Common Shares under applicable Securities Laws and the Subscriber agrees to indemnify the Corporation, the Underwriter and each of their directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(j) The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(k) The Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of an investment in the Common Shares.

(l) The funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Underwriter hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the

“PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

PART 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and the purchase of the Common Shares by the Subscriber and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Underwriter (as provided herein) as if they had been made by the Subscriber at the Closing Time and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares.

7.2 Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and the purchase of the Common Shares by the Subscriber and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Underwriter with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Underwriter as if they had been made by the Subscriber at the Closing Time, and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares.

PART 8- MISCELLANEOUS

8.1 Further Assurances

The Subscriber, upon the request of the Corporation, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2 Collection of Personal Information

The Subscriber acknowledges and consents to the fact that the Corporation and the Underwriter are collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act

(Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation and Underwriter retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation or the Underwriter may be required by Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation or the Underwriter, as the case may be, may use and disclose the Subscriber’s personal information, or that of each beneficial purchaser for whom the Subscriber are contracting hereunder, as follows:

(a) for internal use with respect to managing the relationships between and contractual obligations of the Corporation, the Underwriter and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b) for use and disclosure to the Corporation’s transfer agent and registrar;

(c) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(d) disclosure to securities regulatory authorities (including the TSXV) and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(e) disclosure to a governmental or other authority (including the TSXV) to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(f) disclosure to professional advisers of the Corporation or the Underwriter in connection with the performance of their professional services;

(g) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(h) disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(i) for use and disclosure as otherwise required or permitted by law.

The Subscriber further acknowledges and agrees that the TSXV collects personal information in forms submitted by the Corporation, which will include personal information regarding the Subscriber. The Subscriber agrees that the TSXV may use this information in the manner provided for in Appendix 6(a) to the TSXV Corporate Finance Policy Manual, a copy of which is attached as Schedule “F” to this Subscription Agreement.

8.3 Notices

(a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i) in the case of the Corporation, to:

TAG Oil Ltd.
Suite 400, 534 – 17th Avenue SW
Calgary, Alberta T2S 0B1

Attention:	Drew Cadenhead
President and Chief Executive Officer
Fax:	(403) 770-1935

with a copy to :

Lang Michener LLP
1500 Royal Centre,
P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7

Attention:	Bernie Zinkhofer
Fax:	(604) 685-7084

(ii) in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Underwriter at:

Canaccord Capital Corporation
Suite 2200 – 450 1st Street SW
Calgary, Alberta T2P 5P8

Attention:	Richard Cawkwell
Fax:	(403) 508-3866

with a copy to :

Bennett Jones LLP
855 2nd Street SW, Suite 4500
Calgary, Alberta
T2P 4K7

Attention:	John Kousinioris
Fax:	(403) 265-7219

(b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c) A party hereto may change its address for service from time to time by notice given to the other party hereto in accordance with the foregoing provisions.

8.4 Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.5 Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.6 Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

8.7 Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid.

8.8 Amendment

This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.9 Counterparts

This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

8.10 Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

8.11 Severability

The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

8.12 Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.13 Language

Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Common Shares and this Subscription Agreement be drawn up in the English language only. La Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux bons spéciaux et à la présente convention de souscription soient rédigés en anglais seulement.

The Corporation hereby accepts the subscription for Common Shares as set forth on the face page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable schedules) this _______________________ day of September, 2005.

TAG OIL LTD.

Per: ______________________________________________
Authorized Signing Officer

SCHEDULE “A”

TAG OIL LTD.

Terms of Issue

Issue:	9,230,800 Common Shares
Issue Price:	$1.30 per Common Share
Amount of Issue:	$12,000,040
Over-Allotment:	In addition, Canaccord Capital will have an option to purchase an additional 2,307,700 Common Shares at a price of $1.30 per Common Share for additional proceeds of $3,000,010, exercisable in whole or in part at the sole discretion of the Underwriter until 72 hours prior to closing. If fully subscribed, the total gross proceeds of the Offering would total approximately $15,000,050.
Non-brokered private placement:	The Corporation will have the right to proceed with a non-brokered private placement up to a maximum of $3,000,000 on the same terms as the Offering. No commission will be payable to Canaccord Capital in respect of the non-brokered private placement.
Selling Jurisdictions:	The Common Shares will be eligible for sale in Alberta, British Columbia, and Ontario (the "Selling Provinces") and such other provinces as the Corporation and Canaccord agree. The Common Shares may be offered or sold in the United States by way of private placement pursuant to Rule 144A and to accredited institutional investors pursuant to Rule 506 of Regulation D and other eligible foreign jurisdictions pursuant to applicable registration exemptions.
Private Placement:	The Common Shares will be sold in the Selling Provinces pursuant to applicable prospectus exemptions.
Use of Proceeds:	Exploration, drilling and seismic surveys in New Zealand as well as for working capital.
Hold Period	The Common Shares will be subject to a four month hold period.
Underwriter:	Canaccord Capital Corporation 100%
Commission:	Canaccord Capital will be entitled to a commission of 6.0% of the total gross proceeds payable upon Closing of the Offering. Canaccord Capital will also be entitled to 400,000 broker warrants. Each broker warrant will entitle the holder to acquire one Common Share of the Corporation at a price of $1.30 for a period of one year from the Closing date.
Due Diligence:	Canaccord Capital will have the right to conduct adequate due diligence, inquiries and investigations and obtain satisfactory results therefrom, including satisfactory due diligence with the Corporation's auditors. The Corporation will use its reasonable commercial efforts to have its auditors and independent engineers attend any and all oral diligence sessions.
Closing:	On or about September 22, 2005, or such other date as mutually agreed upon by the Corporation and Canaccord.

SCHEDULE “B”

CERTIFICATE OF ACCREDITED INVESTOR
(Ontario)

TO:	TAG Oil Ltd.
AND TO:	Canaccord Capital Corporation

The Subscriber and any beneficial purchaser are each a resident of or otherwise subject to the securities legislation of the Province of Ontario and the subscriber or the disclosed beneficial purchaser, as applicable, is an “accredited investor”, as such term is defined in Ontario Securities Commission Rule 45-501 – Exempt Distributions (“Rule 45-501”), because, at the Closing Time, the Subscriber or the beneficial purchaser, as applicable, falls within one or more of the following categories:

Note: Please check one or more boxes, as applicable.

☐	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

☐	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

☐	(c)	a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(d)	a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

☐	(e)	a company licensed to do business as an insurance company in any jurisdiction;

☐	(f)	a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

☐	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

☐	(h)	the government of Canada or of any province or territory of Canada, or any Crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

☐	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

☐	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, other than Canada, or any instrumentality or agency thereof;

☐	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

☐	(l)	a registered charity under the Income Tax Act (Canada);

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☐	(m)	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities (as defined below), exceeds $1,000,000;

☐	(n)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐	(o)	an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another province or territory of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

☐	(p)	a promoter of the issuer or an affiliated entity of a promoter of the issuer;

☐	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

☐	(r)	a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

☐	(s)	an issuer that is acquiring securities of its own issue;

☐	(t)	a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

☐	(u)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

☐	(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

☐	(w)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

☐	(x)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

☐	(y)	an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

☐	(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

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For the purposes hereof, the following definitions are included for convenience:

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

“mutual fund” includes an issuer whose primary purpose is to invest money provided by it securityholders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

“non-redeemable investment fund” means an issuer:

(a)	whose primary purpose is to invest money provided by its security holders;

(b)

that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(c)	that is not a mutual fund;

“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

“portfolio adviser” means:

(a)	a portfolio manager; or

(b)

a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

In Rule 45-501, a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

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In Rule 45-501, a person or company is considered to be controlled by a person or company if:

(a)	in the case of a person or company,

(i)

voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

In Rule 45-501, a person or company is considered to be a subsidiary entity of another person or company if:

(a)	it is controlled by,

	(i)	that other,

	(ii)	that other and one or more persons or companies each of which is controlled by that other, or

	(iii)	two or more persons or companies, each of which is controlled by that other; or

(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

The foregoing representations indicated in this certificate are true an accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation.

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of the Subscriber

Print Name of Witness	If Subscriber is a Corporation, print name and
title of Authorized Signing Officer

SCHEDULE “C”

ACCREDITED INVESTOR
(Alberta, British Columbia, Saskatchewan, Manitoba, Québec, Nova Scotia,
Prince Edward Island and Newfoundland and Labrador)

TO:	TAG Oil Ltd.

AND TO:	Canaccord Capital Corp.

The Subscriber is a resident of or otherwise subject to the securities legislation of the Province of Alberta, British Columbia, Saskatchewan, Manitoba, Québec, Nova Scotia, Prince Edward Island and Newfoundland and Labrador and is an “accredited investor”, as such term is defined in MI 45-103, because, at the Closing Time, the Subscriber falls within one or more of the following categories:

Note: Please check one or more boxes, as applicable.

☐	(a)	a Canadian financial institution or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada;

☐	(d)	a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(e)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act(Newfoundland and Labrador);

☐	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person or company referred to in paragraph (e);

☐	(g)	the government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;

☐	(h)	a municipality, public board or commission in Canada;

☐	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction or any agency of that government;

☐	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(k)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(l)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded

$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

☐	(m)	a person or company, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

☐	(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

☐	(q)	a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

☐	(t)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors. For the purposes hereof, the following definitions are included for convenience:

“financial assets” means cash and securities;

“fully managed account” means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction; and

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets.

The foregoing representations indicated in this certificate are true an accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation.

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of the Subscriber

Print Name of Witness	If Subscriber is a Corporation, print name and
title of Authorized Signing Officer

SCHEDULE “D”

CERTIFICATE OF AN ELIGIBLE PURCHASER

The undersigned (the “Subscriber”) hereby represents, warrants and covenants to TAG Oil Ltd. (the “Corporation”) that the Subscriber is subscribing for the securities of the Corporation as principal (including, in the case of British Columbia purchasers, trust companies, insurers or portfolio managers deemed to be acting as principals under applicable British Columbia Securities Laws in respect of accounts fully managed by them) or as agent for a disclosed principal and is an eligible purchaser by virtue of satisfying one of the eligibility criteria set out below (Please check one or more, as applicable).

Minimum Purchase Price Exemption:

☐	(a)

The aggregate acquisition cost (each of the below amounts being the “Minimum Purchase Price in the Province”) to the Subscriber, and if applicable to each beneficial person for whom it is acting, for the securities,

		(i)	if subject to the securities laws in the province of Alberta, is not less than $97,000,
		(ii)	if subject to the securities laws in the province of British Columbia, Prince Edward Island, Saskatchewan, Québec or Nova Scotia, is not less that $150,000, and
		(iii)	if subject to the securities laws in the province of Newfoundland and Labrador, is not less than $100,000,

and

(A)

if the Subscriber is a corporation, it was not incorporated solely and has not been used primarily to permit the purchase of securities without a prospectus or, if incorporated or used primarily for such a purpose, each shareholder of the corporation is an individual who has contributed at least the Minimum Purchase Price in the Province to the corporation for the purpose of investment by the corporation in the securities and all such contributions have been invested in the securities by the corporation; or

		(B)	if the Subscriber is not a corporation or an individual but is a syndicate, partnership, trust or other form of unincorporated organization, it has not been created solely or used primarily to permit the purchase of securities without a prospectus or, if the Subscriber is a syndicate, partnership, trust or other form of unincorporated organization created or used primarily for such purpose, each member of the syndicate, partnership, trust or other form of unincorporated organization is an individual whose individual share of the aggregate acquisition cost for the securities is not less than the Minimum Purchase Price.

Portfolio Manager/Managed Account Exemption:

☐	(b)	If the Subscriber is acting as trustee, agent or adviser purchasing for fully managed accounts that are resident in or otherwise subject to the Securities Laws of the Province of:
(i)

Québec, then the Subscriber is a trust company licensed under the Act respecting trust companies and savings companies (Québec), an insurance company holding a license under the Act respecting insurance

(Québec) or a dealer or adviser registered in conformity with section 148 of the Securities Act (Québec) and is purchasing the securities for the portfolio of a third person managed solely by the Subscriber; or

(ii)

British Columbia and box (a) above has been checked, then the Subscriber is a trust company authorized under the Financial Institutions Act (British Columbia) to carry on trust business, deposit business or both or an insurance company authorized to carry on insurance business under the Financial Institutions Act (British Columbia) purchasing as agent or trustee or a portfolio manager (an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients) under the Securities Act (British Columbia) purchasing as an agent.

Exempt Purchaser Designation:

☐	(c)

The purchaser, or in the case of an agent acting for a disclosed principal such disclosed principal, is not an individual and is designated as an exempt purchaser in an order made by the British Columbia Securities Commission, and if subject to the securities laws of a jurisdiction other than British Columbia, such purchaser, or in the case of an agent acting for a disclosed principal, such agent is not an individual and is designated as an exempt or sophisticated purchaser by the applicable securities commission in the local jurisdiction of such purchaser or such disclosed principal.

Other Eligible Purchaser Exemptions:

☐	(d)	A bank or an authorized foreign bank listed in Schedule I, II or III to the Bank Act (Canada);

☐	(e)	The Business Development Bank of Canada continued under the Business Development Bank Act (Canada) (other than for a purchaser in the Province of Québec);

☐	(f)

A subsidiary of one of the entities referred to in paragraphs (d), or (e), above where the bank, or the Business Development Bank of Canada, as the case may be, beneficially owns all of the voting securities of that subsidiary (other than for a purchaser in the Province of Québec or Manitoba);

☐	(g)	The Government of Canada or the government of any province or territory of Canada;

☐	(h)

For a purchaser resident in or otherwise subject to the Securities Laws in the Province of Québec, a public agency or body established pursuant to an Act of the Government of Canada or of the government of a Canadian province;

☐	(i)

If the purchaser, or any person for whom it is acting is a resident of or is otherwise subject to the Securities Laws in the province of Quebec, a pension fund with assets of over $100,000,000 and governed by the Supplemental Pension Plans Act (Québec) or the Pension Benefits Standards Act, 1985 (Canada); or

☐	(j)

If the purchaser, or any person for whom it is acting is a resident of or is otherwise subject to the Securities Laws in the province of Quebec, a company all of the voting securities of which belong to the Gouvernement du Québec or its departments or agencies that are mandataries of the State, to the Government of Canada or the government of a Canadian province, or to one of their departments or agencies.

The foregoing representations indicated in this certificate are true an accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation.

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of the Subscriber

Print Name of Witness	If Subscriber is a Corporation, print name and
title of Authorized Signing Officer

SCHEDULE “E”

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: ______________________________________________________________________

	(b)	Complete Address: ____________________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: ___________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? ________________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? __________________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

	(a)	It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

	(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in _____________________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

	(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 1
(as at March 11, 2004)

4.	If the answer to 2(a) above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at _____________________________	on ____________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature
appears above)

THIS IS NOT A PUBLIC DOCUMENT

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 2
(as at March 11, 2004)

SCHEDULE “F”

ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

  to conduct background checks,
  to verify the Personal Information that has been provided about each individual, to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant, to consider the eligibility of the Issuer or Applicant to list on the Exchange, to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, to conduct enforcement proceedings, and
  to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

APPENDIX 6AACKNOWLEDGEMENT – PERSONAL INFORMATION	Page 1
(as at March 11, 2004)